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                                                                     EXHIBIT 5.1


                                        12636 High Bluff Drive, Suite 400
                                        San Diego, California  92130-2071
                                        Tel: (858) 523-5400  Fax: (858) 523-5450
                                        www.lw.com

(LATHAM & WATKINS LLP LOGO)             FIRM / AFFILIATE OFFICES
                                        Brussels       New York
                                        Chicago        Northern Virginia
                                        Frankfurt      Orange County
                                        Hamburg        Paris
                                        Hong Kong      San Diego
                                        London         San Francisco
January 13, 2006                        Los Angeles    Shanghai
                                        Milan          Silicon Valley
                                        Moscow         Singapore
Ligand Pharmaceuticals Incorporated     Munich         Tokyo
10275 Science Center Drive              New Jersey     Washington, D.C.
San Diego, CA  92121



                  Re: Registration Statement on Form S-1
                      Up to 7,988,793 shares of Common Stock, par value $0.001 per share.


Ladies and Gentlemen:

      We have acted as special counsel to Ligand Pharmaceuticals Incorporated, a Delaware corporation (the "Company"), in connection with the registration pursuant to a registration statement on Form S - 1 under the Securities Act of 1933, as amended (the "Act"), filed with the Securities and Exchange Commission (the "Commission") on January 13, 2006, (the "Registration Statement") of up to 7,988,793 shares of the Company's Common Stock, $0.001 par value per share (the "Shares"), 7,791,855 of which are issuable under the Company's 2002 Stock Incentive Plan (the "2002 Plan"), 147,510 of which are issuable under the Company's 2002 Employee Stock Purchase Plan (the "2002 ESPP") and 49,428 of which are being offered by certain selling stockholders of the Company. The shares issuable pursuant to the 2002 Plan and the 2002 ESPP are referred to herein as the "Plan Shares," and the shares being offered by selling stockholders of the Company are referred to herein as the "Selling Stockholder Shares." This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or Prospectus, other than as to the validity of the Shares.

      As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon the foregoing and upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.

      We are opining herein only as to General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.

      Subject to the foregoing, it is our opinion that, as of the date hereof:

      1. The Plan Shares have been duly authorized by all necessary corporate action of the Company, and, upon the issuance of and payment for the Plan Shares in accordance with the terms set forth in the 2002 Plan or the 2002 ESPP, as applicable, the Plan Shares will be validly issued, fully paid and nonassessable.

      2. The Selling Stockholder Shares have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and nonassessable.
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JANUARY 13, 2006
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(LATHAM & WATKINS LLP LOGO)


      This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of federal securities laws. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading "Legal Matters." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                    Very truly yours,

                                    /s/ LATHAM & WATKINS LLP